Exhibit 10.2

Execution Version

INTERCREDITOR AND SUBORDINATION AGREEMENT

This Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of July 5, 2023 by and among JMB CAPITAL PARTNERS LENDING, LLC, a California limited liability company (in its capacity as the lender under the Senior DIP Agreement referred to below, the “Senior Lender”) and SCILEX HOLDING COMPANY, a Delaware corporation (in its capacity as the lender under the Junior DIP Loan Documents referred to below, the “Subordinated Lender”, and together with the Senior Lender, each a “Lender” and collectively, the “Lenders”).

RECITALS

A.

Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”) and Scintilla Pharmaceuticals, Inc., a Delaware corporation (“Scintilla”, and together with Sorrento, each a “Borrower” and collectively, the “Borrowers”), the guarantors from time to time party thereto (each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”), and the Senior Lender are parties to that certain Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement, dated as of March 30, 2023 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Senior DIP Agreement”), pursuant to which the Senior Lender has agreed to provide a new money multiple draw term loan in the aggregate principal amount of up to $75,000,000.

B.

On July 5, 2023, the Bankruptcy Court entered that certain Interim Order (I) Authorizing the Debtors to (A) Obtain Junior Secured Superpriority Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims with Super Priority Administrative Expense Status, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief (the “Junior Interim Order”), authorizing the Borrowers to borrow the Junior DIP Loans (as defined below) under the Junior DIP Facility (as defined below), on the terms and conditions set forth in that certain Debtor-in-Possession Term Loan Facility Summary of Terms and Conditions, dated July 5, 2023 (the “Junior DIP Term Sheet”) and the other Junior DIP Loan Documents (as defined below).

C.	Pursuant to terms of the Senior DIP Agreement, the Senior Lender’s consent is required for the Loan Parties to enter into the Junior DIP Loan Documents.

D.

As a condition precedent to the Senior Lender’s consent to the consummation of the transactions contemplated by the Junior DIP Loan Documents, the Senior Lender has required execution and delivery of this Agreement by the Subordinated Lender and the Loan Parties to specify the relative rights and priorities of the Senior Lender under the Senior DIP Agreement and the Subordinated Lender under the Junior DIP Loan Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders agree as follows:

1.	Definitions.

All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Senior DIP Agreement. In addition, as used herein, the following terms have the meanings set forth below:

“Acceptable 363 Sale” means a sale of all or substantially all of the Borrowers’ assets pursuant to Section 363 of the Bankruptcy Code, subject to the following conditions: (i) the Senior Lender shall have reviewed and approved in writing (with email being sufficient) in its reasonable discretion any “stalking horse” asset purchase agreement (the “Stalking Horse Purchase Agreement”), the bidding procedures governing a sale of any portion of the Collateral pursuant to Section 363 of the Bankruptcy Code (the “Bidding Procedures”), any order or proposed order approving the Bidding Procedures (the “Bidding Procedures Order”), any order or proposed order approving a sale of all or any portion of the Collateral pursuant to Section 363 of the Bankruptcy Code (a “Sale Order”), any motions seeking entry of a Sale Order or approval of the Bidding Procedures, or (ii) the Senior Obligations will be paid in full at the closing of such sale.

“Acceptable Plan” means a plan of reorganization or liquidation for the Chapter 11 Cases that (x) provides for the indefeasible payment in full in cash of the Senior Obligations on or prior to the Maturity Date, in exchange for full discharge thereof, on or prior to the effective date of the plan as a condition to the effectiveness thereof or (y) is otherwise approved in writing (with email being sufficient) by the Senior Lender.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or any other court having jurisdiction over the Chapter 11 Cases or any proceeding therein from time to time.

“Chapter 11 Cases” means the bankruptcy cases filed under Chapter 11 of Title 11 of the United States Bankruptcy Code by the Loan Parties with the Bankruptcy Court, which are being jointly administered under the lead case filed by Sorrento, Case No. 23-90085, and any successor cases thereto.

“Collateral” means any real or personal property in which each of the Lenders have a Lien to secure performance under the Senior DIP Agreement or Junior DIP Loan Documents, as applicable, and payment of the Senior Obligations or Junior Obligations, as applicable.

“Distribution” means, with respect to any indebtedness or other obligation, (a) any payment or distribution by any Person of cash, securities, property, or other assets, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase, or other acquisition of such indebtedness or obligation by any Loan Party or any affiliate thereof.

“Junior DIP Account” means the DIP Account (as defined in the Junior DIP Term Sheet).

“Junior DIP Account Collateral” means all loan proceeds from the Junior DIP Loans held in the Junior DIP Account.

“Junior DIP Facility” has the meaning specified in the Junior Interim Order.

“Junior DIP Lender Holdback” has the meaning specified in the Junior Interim Order.

“Junior DIP Loan Documents” has the meaning specified in the Junior Interim Order.

“Junior DIP Loans” has the meaning specified in the Junior Interim Order.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), charge, preference, priority or other preferential arrangement in the nature of a security interest of any kind (including, without limitation, any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and any filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Permitted Junior Payment” means (i) payments for the reimbursement of all reasonable and documented out-of-pocket fees, costs, disbursements and expenses owing by the Borrowers to the Subordinated Lender under the Junior DIP Loan Documents, including, without limitation, the reasonable and documented fees and expenses of (A) Paul Hastings LLP (solely in its capacity as counsel to the Subordinated Lender in its capacity as such) and (B) any other professionals that may be retained by the Subordinated Lender (solely in their capacity as such), in each case, which payments may be made solely from the Junior DIP Lender Holdback until such amount is exhausted, and thereafter, solely by the payment-in-kind of such amounts by adding such amounts to the principal balance of the Junior DIP Loans, (ii) repayment of the Junior DIP Loans solely from any unused proceeds of the Junior DIP Loans remaining in the Junior DIP Account if the Final Order (as defined in the Junior Interim Order), on terms reasonably acceptable to the Subordinated Lender, is not entered by the Bankruptcy Court on or before July 31, 2023, (iii) without duplication of clause (i) above, payments in-kind, original issue discount or net funding of accrued interest and fees due on the Subordinated Obligations at the rates set forth in the Junior DIP Loan Documents, and (iv) payments in the form of Reorganization Subordinated Securities. For the avoidance of doubt, at any time prior to the Senior Indebtedness Termination Date, in the case of (a) clause (i), no such Permitted Junior Payment may be made out of the proceeds of any Collateral other than the Junior DIP Lender Holdback, or amounts added to the principal balance of the Junior DIP Loan in accordance with the terms hereof and (b) clause (ii), no such Permitted Junior Payment may be made out of the proceeds of any Collateral other than the Junior DIP Account Collateral, the Junior DIP Lender Holdback, or amounts added to the principal balance of the Junior DIP Loan in accordance with the terms hereof, in each case absent the Senior Lender’s written consent otherwise.

“Reorganization Subordinated Securities” means any equity securities issued by any Loan Party or any other Person, provided that if such equity securities provide for mandatory redemption or mandatory dividend payments, the payment thereof shall be subordinated in right of payment, at least to the same extent provided in this Agreement with respect to the Subordinated Obligations, to the payment in full of the Senior Obligations and to the payment in full of all debt or equity securities having such features issued in exchange for the Senior Obligations to the holders of Senior Obligations.

“Secured Lender Remedies” means any action which results in the sale, foreclosure, realization upon, or a liquidation of any of the Collateral including, without limitation, the exercise or any of the rights or remedies of a “secured party” under Article 9 of the Uniform Commercial Code, such as, without limitation, the notification of account debtors and shall also include any legal proceeding or action to have any stay applicable to the Collateral lifted in any of the Chapter 11 Cases and any action or proceeding against any Loan Party to recover all or any part of the Subordinated Obligations, or take possession of, sell or dispose of any Collateral; provided that the following shall not constitute “Secured Lender Remedies”: (i) the acceleration of the Senior Obligations or the Subordinated Obligations, provided, however, that the mere acceleration of the Subordinated Obligations shall not allow the Junior Lender to exercise any other rights or remedies to collect any payment on account of the Subordinated Obligations except as otherwise permitted by clause (ii) hereof or to foreclose on the Collateral (other than the Junior DIP Account Collateral); (ii) the exercise by the Subordinated Lender of rights to set-off against the Junior DIP Holdback Amount or the Junior DIP Account Collateral solely to make the Permitted Junior Payments under clauses (i) and (ii) of the definition thereof; (iii) the acceptance by the Subordinated Lender of Permitted Junior Payments in accordance with the terms of this Agreement and application of such Permitted Junior Payments to the Subordinated Obligations in accordance with the Junior DIP Loan Documents; (iv) the taking of any action to protect or preserve the perfection, priority or enforceability of any security interest or lien securing the Subordinated Obligations consistent with the terms of this Agreement and so long as such actions do not affect the Senior Lender’s lien on the Collateral; (v) the execution and delivery of definitive financing documentation with respect to the Junior DIP Facility and the Junior DIP Loans in a form consistent with and substantially similar to the Senior DIP Agreement as in effect on the date hereof, as modified to reflect the nature of the Junior DIP Facility as a second lien financing and the terms of the Junior DIP Term Sheet as in effect on the date hereof; (vi) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lender, including any claims secured by the Collateral, if any; and (vii) vote on any plan of reorganization and make any filings and motions that are, in each case, not in contravention of the provisions of this Agreement, with respect to the Subordinated Obligations and the Collateral.

“Senior Indebtedness Termination Date” means the date when the Senior Obligations shall have been indefeasibly paid in full in cash and the Senior DIP Agreement shall be irrevocably terminated pursuant to its terms.

“Senior Loan Documents” means the Loan Documents as defined in the Senior DIP Agreement (as in effect on the date hereof).

“Senior Obligations” means all Obligations (as defined in the Senior DIP Agreement) and other obligations owing by any Loan Party to the Senior Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, including but not limited to the indebtedness evidenced by any Senior DIP Agreement, in each case, issued or incurred in connection with, under or pursuant to, the Senior DIP Agreement and the other Loan Documents (as defined in the Senior DIP Agreement), including all interest, fees, costs and expenses of collection, including attorneys fee; and legal expenses, and all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Subordinated Obligations” means all of the obligations of the Loan Parties to the Subordinated Lender as evidenced by or incurred pursuant to the Junior DIP Loan Documents, including without limitation principal, interest, fees thereon, and costs and expenses of collection including attorneys’ fees and legal expenses.

2.	Subordination.

The payment of the Subordinated Obligations is expressly subordinated to the Senior Obligations in right to payment in all respects. At all times from and after the date of this Agreement and until the Senior Indebtedness Termination Date, the Subordinated Lender shall not, without the prior written consent of the Senior Lender, demand, receive or accept any direct or indirect payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, or otherwise) on account of the Subordinated Obligations, other than Permitted Junior Payments. Under no circumstance shall any Secured Lender Remedy be taken by the Subordinated Lender against any Loan Party or the Collateral until the Senior Indebtedness Termination Date has occurred, in each case with respect to any of the Subordinated

Obligations (including to assert, enforce or collect any of the Subordinated Obligations), in each case, except with the prior written consent of the Senior Lender.

3.	Security Interest Subordination.

a) Acknowledgment of Lien. Each Lender agrees and acknowledges that the other Lender has been granted a Lien upon the Collateral.

b) Priority. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Lender in any Collateral and notwithstanding any conflicting terms or conditions which may be contained in any other agreement, until the Senior Indebtedness Termination Date, the Liens upon the Collateral securing the Senior Obligations shall have priority over the Liens upon the Collateral securing the Subordinated Obligations and such Liens securing the Subordinated Obligations are and shall be, in all respects, subject and subordinate to the Liens securing the Senior Obligations to the full extent of the Senior Obligations outstanding from time to time; provided, however, that notwithstanding anything to the contrary contained in the foregoing, the Liens upon the Junior DIP Account Collateral and the Junior DIP Lender Holdback securing the Subordinated Obligations shall have priority over the Liens upon the Junior DIP Account Collateral and the Junior DIP Lender Holdback securing the Senior Obligations, and the Liens upon the Junior DIP Account Collateral and the Junior DIP Lender Holdback securing the Senior Obligations are and shall be, in all respects, subject and subordinate to the Liens upon the Junior DIP Account Collateral and the Junior DIP Lender Holdback securing the Subordinated Obligations to the full extent of the Subordinated Obligations outstanding from time to time.

c) No Alteration of Priority. The Lien priorities provided in Section 3(b) of this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of the Senior Obligations or the Subordinated Obligations, nor by any action or inaction which Senior Lender or the Subordinated Lender may take or fail to take in respect of the Collateral nor by any order of the Bankruptcy Court.

d) Perfection. Each Lender shall be solely responsible for perfecting and maintaining the perfection of its respective security interest in the Collateral. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities between the Lenders and shall not impose on the Senior Lender any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other Person. Subordinated Lender agrees that it will not contest the validity, perfection, priority or enforceability of the Liens of the Senior Lender in the Collateral and that as between the Lenders, the terms of this Agreement shall govern even if part or all of the Senior Obligations or the Liens of Senior Lender securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

e) Management of Collateral. Senior Lender shall have the exclusive right to manage, perform and enforce the terms of the Senior DIP Agreement with respect to the Collateral (other than the Junior DIP Account) and to exercise and enforce all privileges and rights thereunder according to its discretion and exercise of its business judgment including, without limitation, the exclusive right to take or retake control or possession of the Collateral (other than the Junior DIP Account) and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral (other than the Junior DIP Account). The Senior Lender shall not have any duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Senior Lender be deemed the agent for the Subordinated Lender with respect to the Collateral. In connection therewith,

Subordinated Lender hereby waives and all rights to affect the method or challenge the appropriateness of any action by Senior Lender.

f) Sale of Collateral. Only the Senior Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral (other than the Junior DIP Account). Subordinated Lender will, promptly upon the reasonable written request of Senior Lender (but no later than two (2) Business Days thereafter), release or otherwise terminate its Liens upon the Collateral (other than the Junior DIP Account), to the extent such Collateral is sold or otherwise disposed of either by Senior Lender, its agents, or any Loan Party with the consent of Senior Lender, in each case, to the extent that Senior Lender also concurrently releases its Liens on such Collateral, in each case, other than in connection with the Senior Indebtedness Termination Date provided, that any such release by Subordinated Lender shall not extend to or otherwise affect any of the rights, if any, of Subordinated Lender to the proceeds from any such sale, transfer or other disposition of any Collateral. To the extent the Subordinated Lender’s consent is required to sell, transfer or dispose of the Collateral (other than the Junior DIP Account), the Subordinated Lender shall promptly, upon the request of the Senior Lender (but no later than two (2) Business Days thereafter), provide its consent to such sale to the same extent as the Senior Lender shall have provided its consent. The Senior Lender agrees that it shall provide prior notice of any sale, transfer or other disposition of Collateral pursuant to this clause (f) in the manner required by the Uniform Commercial Code. In accordance with the provisions of applicable law, the Liens of Subordinated Lender shall automatically attach to any proceeds of any Collateral subject to any such sale, transfer or other disposition to the extent not used to repay Senior Obligations.

g) Secured Lender Remedies. In no event shall Subordinated Lender exercise any Secured Lender Remedies (other than with respect to the Junior DIP Account or the Junior DIP Lender Holdback) until the Senior Indebtedness Termination Date.

h) Notice and Waiver of Marshaling. Subordinated Lender and Senior Lender acknowledge that this Agreement shall constitute notice of their respective interests in the Collateral and each hereby waive any right to compel any marshaling of any of the Collateral.

i) Prohibition on Contesting Liens. In respect of any Collateral, the Subordinated Lender agrees that it shall not, and hereby waives any right to, directly or indirectly:

1)

contest, or support any other Person in contesting, in any proceeding (including the Chapter 11 Cases), the priority, validity, extent, attachment, perfection or enforceability of any Lien of the Senior Lender on such Collateral; or

2)

demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Liens of the Senior Lender on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

j) No New Liens or Guaranties. Until the Senior Indebtedness Termination Date, the Subordinated Lender shall not (i) acquire or hold any Lien on any assets of any Loan Party securing any Subordinated Obligations which assets are not also subject to the Lien of the Senior Lender under the Senior Loan Documents, subject to the Lien priority set forth herein or (ii) accept any guarantee, indemnity or any other assurance or form of recourse (collectively, the “Guarantee”) against loss by any Person in respect of any or all of the Subordinated Obligations if such Person does not also provide a Guarantee to the Senior

Lender in respect of the Senior Obligations on substantially similar terms. If the Subordinated Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Subordinated Obligation or accept any Guarantee which assets are not also subject to the Lien of the Senior Lender under the Senior Loan Documents and/or Senior Lender does not receive a Guarantee on substantially similar terms, then the Subordinated Lender shall, without the need for any further consent and notwithstanding anything to the contrary in any other Junior DIP Loan Document, be deemed to also hold and have held such Lien or Guarantee for the benefit of the Senior Lender as security for the Senior Obligations (subject to the Lien priority and other terms hereof) and shall promptly notify the Senior Lender in writing of the existence of such Lien or Guarantee.

k) Separate Liens. Subordinated Lender and the Senior Lender hereby agree, and the Loan Parties hereby acknowledge, that (a) the grants of Liens pursuant to the Senior Loan Documents and the Junior DIP Loan Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Subordinated Obligations in respect of any Collateral is fundamentally different from the Senior Obligations in respect of such Collateral, and the Subordinated Obligations and the Senior Obligations in respect of any Collateral must be separately classified in the Chapter 11 Cases. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, in respect of any Collateral, the Subordinated Obligations and the Senior Obligations in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Subordinated Lender hereby acknowledges and agrees that all Distributions in respect of such Collateral shall be made as if there were separate classes of senior and junior secured claims in respect of such Collateral (with the effect that, to the extent that the aggregate value of such Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lender), until the Senior Indebtedness Termination Date, the Senior Lender shall be entitled to receive, in addition to all Distributions received by it in respect of the Senior Obligations, all amounts owing on the Senior Obligations before any Distribution is made in respect of the claims held by the Subordinated Lender). The Subordinated Lender hereby agrees to turn over to the Senior Lender any Distributions otherwise received or receivable by them to the extent necessary to effectuate the intent of this Section 3, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Lender.

4.	Receipt of Prohibited Payments.

If the Subordinated Lender receives any payment on account of the Subordinated Obligations (other than any Permitted Junior Payments) prior to the Senior Indebtedness Termination Date, the Subordinated Lender will hold the amount so received in trust for the Senior Lender, and will forthwith turn over such payment to the Senior Lender in the form received (along with the endorsement of the Subordinated Lender where necessary) for application to then-existing Senior Obligations (whether or not due), in accordance with the Senior Loan Documents then remaining unpaid until the Senior Indebtedness Termination Date.

5.	Modification of Subordinated Debt.

The Subordinated Lender shall not, without the consent of the Senior Lender, (i) amend, restate, supplement, or otherwise modify in any manner the Junior DIP Term Sheet or (ii) enter into the definitive financing documentation referenced in clause (v) of the defined term “Secured Lender Remedies” inconsistent with the requirements thereof.

6.	Action on Subordinated Debt.

The Subordinated Lender will not exercise, enforce or take any Secured Lender Remedy available to the Subordinated Lender with respect to any Collateral (including, for the avoidance of doubt, any right to credit bid in any sale pursuant to section 363 of the Bankruptcy Code in the Chapter 11 Cases), unless and until the Senior Indebtedness Termination Date has occurred.

7.	Application of Proceeds

All proceeds received with respect to any Collateral (other than Collateral consisting of the Junior DIP Account or the Junior DIP Lender Holdback) shall be applied to the Senior Obligation until the Senior Indebtedness Termination Date, and thereafter shall be applied to the Subordinated Obligations. All Junior DIP Account Collateral and the Junior DIP Lender Holdback shall be applied to the Subordinated Obligations until the Subordinated Obligations have been indefeasibly paid in full in immediately available funds, and thereafter shall be applied to the Senior Obligations.

8.	Waivers

The Subordinated Lender agrees that it will not at any time prior to the Senior Indebtedness Termination Date:

a)

support a plan of reorganization that is not an Acceptable Plan or object or withhold any required consent to (i) the confirmation of an Acceptable Plan or (ii) the approval of an Updated Budget (as defined in the Junior DIP Term Sheet) which Senior Lender has approved in its discretion (provided that such Updated Budget does not result, in the aggregate when taken together with any other updates or amendments made since the most recent Updated Budget was approved by Subordinated Lender, in more than a 15% variance from the most recent Updated Budget approved by the Subordinated Lender) (for the avoidance of doubt, the Subordinated Lender approves the most recent Updated Budget provided by the Borrowers, a copy of which is attached hereto as Exhibit A, and acknowledges that this Updated Budget shall remain in effect until a new Updated Budget is approved by Senior Lender and Subordinated Lender to the extent required under the Junior DIP Term Sheet);

b)

support a sale that is not an Acceptable 363 Sale or object or withhold any consent to the sale of the Collateral supported by the Senior Lender to the extent such consent is required pursuant to Section 3(f) of this Agreement;

c)

object to or otherwise oppose the treatment of the Senior Obligations as senior in priority to the Subordinated Obligations (other than with respect to the Junior DIP Account Collateral and the Junior DIP Lender Holdback, as to which the Subordinated Obligations shall be senior in priority to the Senior Obligations in accordance with the terms hereof);

d)	contest the validity, perfection, priority (as set forth in this Agreement) or enforceability of the Senior Obligations or the Liens and security interests of the Senior Lender in the Collateral;

e)

contest, object to or otherwise oppose, in any manner whatsoever, the sale of any Collateral (other than the Junior DIP Account Collateral) without the prior written consent of the Senior Lender (with email being sufficient); or

f)

exercise any right to credit bid for all or any portion of the Collateral, whether in a sale under or pursuant to Section 363 of the Bankruptcy Code, a Chapter 11 plan subject to confirmation under section 1129 of the Bankruptcy Code, a sale or disposition by a Chapter 7 trustee, or otherwise.

9.	Transfer of Subordinated Obligations.

Prior to the Senior Indebtedness Termination Date, the Subordinated Lender will not, without the prior written consent of the Senior Lender, assign, transfer or pledge to any other person, any of the Subordinated Obligations, and any such transfer in violation of this Section 9 shall be null and void.

10.	Continuing Effect.

This Agreement shall constitute a continuing and irrevocable subordination agreement until the Senior Indebtedness Termination Date, and the Senior Lender may, without notice to or consent by the Subordinated Lender, subject to the terms and conditions of the Senior DIP Agreement and this Agreement, modify any term of the Senior Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, the Senior Lender may, at any time and from time to time, without the consent of or notice to the Subordinated Lender and without incurring responsibility to the Subordinated Lender or impairing or releasing any of the rights of the Senior Lender or of the Subordinated Obligations hereunder:

(i) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Indebtedness or any instrument evidencing the same in any manner;

(ii) sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Obligations (other than the Junior DIP Account or the Junior DIP Lender Holdback) or any part thereof;

(iii) release anyone liable in any manner for the payment or collection of the Senior Obligations or any part thereof;

(iv) exercise or refrain from exercising any right against the Loan Parties or any other person (including the Subordinated Lender); and

(v) apply any sums received by the Senior Lender, by whomsoever paid and however realized, to the Senior Obligations in such manner as the Senior Lender shall deem appropriate.

11.	No Commitment.

None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Senior Lender to make any future loans or other extensions of credit or financial accommodations to the Borrowers. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Subordinated Lender to make any future loans or other extensions of credit or financial accommodations to the Borrowers.

12.	Notice.

All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by certified mail, return receipt requested, postage prepaid or (iii) sent by Federal Express or similar expedited delivery service, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to the Senior Lender:

JMB Capital Partners Lending, LLC

205 South Martel Avenue

Los Angeles, CA 90036

Attn: Vikas Tandon

Telephone: 310-286-2929

Email: vikas@jmbcapital.com

with a copy to (which shall not be deemed to be notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Attention: Rob Hirsh, Jordana Renert and Fran Skoller

Email: rhirsh@lowenstein.com, jrenert@lowenstein.com and fskoller@lowenstein.com

If to the Subordinated Lender:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

(650) 516-4310

Attn: Stephen Ma

Email: sma@scilexholding.com

with a copy to (which shall not be deemed to be notice):

Paul Hastings LLP

695 Town Center Drive, Seventeenth Floor

Costa Mesa, CA 92626

Attention: Katherine Bell

Email: katherinebell@paulhastings.com

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) three business days after the date of posting if delivered by mail, or (iii) the date of receipt, if delivered by Federal Express or similar expedited delivery service.

13.	Conflict in Agreements.

If the subordination provisions of any instrument evidencing the Subordinated Obligations (including, without limitation, the Junior DIP Loan Documents or any final order of the Bankruptcy Court approving the Junior DIP Loan Documents) conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Senior Lender and the Subordinated Lender and the subordination of the Subordinated Obligations and Junior Lender’s liens in the Collateral.

14.	No Amendment or Waiver.

No waiver shall be deemed to be made by either Lender of any of its rights hereunder unless the same shall be in writing signed by such Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of either Lender or the obligations of either Lender to the other Lender in any other respect at any time. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Lender and Subordinated Lender, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

15.	Miscellaneous.

This Agreement shall be binding upon each Lender and its successors and assigns and shall inure to the benefit of the each Lender and its successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of the Borrowers.

16.	Jury Trial Waiver.

THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

17.	Choice of Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to its conflict of law provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.	Consent to Jurisdiction.

EACH PERSON PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF THE BANKRUPTCY COURT AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN THE BANKRUPTCY COURT. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE BANKRUPTCY COURT AND WAIVES ANY DEFENSE OF FORUM

NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

19.	Execution; Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement, taken together, shall constitute but one and the same instrument. Each of the undersigned by execution of this Agreement and any related acknowledgments and consents agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

20.	Severability.

If any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SCILEX HOLDING COMPANY, as Subordinated Lender

By:	/s/ Stephen Ma
Name:	Stephen Ma
Title:	Chief Accounting Officer

[Signature Page to Intercreditor and Subordination Agreement]

JMB CAPITAL PARTNERS LENDING, LLC, as Senior Lender

By:	/s/ Vikas Tandon
Name:	Vikas Tandon
Title:	Chief Investment Officer

[Signature Page to Intercreditor and Subordination Agreement]

Acknowledgment

Each of the undersigned hereby acknowledges receipt of a copy of the Intercreditor and Subordination Agreement. Each of the undersigned understands that the foregoing Agreement is for the benefit of the Senior Lender and the Subordinated Lender and their successors and assigns, that neither of the undersigned is an intended beneficiary or third party beneficiary thereof, and that the consent or approval by each of the undersigned of any changes to such Agreement shall not be required.

SORRENTO THERAPEUTICS, INC.
SCINTILLA PHARMACEUTICALS, INC.

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Chief Restructuring Officer

[Signature Page to Intercreditor and Subordination Agreement]